Exhibit 99.1

For Immediate Release

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. ANNOUNCES ANNUAL SHAREHOLDERS

MEETING AND PROPOSED HOLDING COMPANY REORGANIZATION

DURANGO, Colorado (November 10, 2014) – Rocky Mountain Chocolate Factory, Inc. (Nasdaq Global Market: RMCF) (the “Company”) today announced that it will host its Annual Meeting of Shareholders on Thursday, February 19, 2015, at 10:00 a.m. local time (MST). The meeting will be held at The Doubletree Hotel, which is located at 501 Camino Del Rio in Durango Colorado.

At the meeting, the Company’s shareholders will be asked, among other things, to consider and vote on a proposal to approve the reorganization (the “Reorganization”) of the company pursuant to which the present company will become a subsidiary of a newly formed Delaware corporation with the same name, Rocky Mountain Chocolate Factory, Inc. (the “Holding Company”). Pending approval of the Reorganization at the Annual Meeting and effectiveness of the Reorganization, the Company’s shareholders will become stockholders of the new Holding Company. Each share of the Company’s common stock outstanding at the time of the Reorganization would be converted automatically into one share of common stock in the Holding Company. The Reorganization is intended to be tax-free for the Company and its shareholders for U.S. federal income tax purposes..

Upon completion of the Reorganization, the Holding Company will replace the present company as the publicly held corporation. The Holding Company, through its subsidiaries, will continue to conduct all of the operations currently conducted by the Company and its subsidiaries, and the directors and executive officers of the Company prior to the Reorganization will be the same as the directors and executive officers of the Holding Company following the Reorganization.

“We expect the shares of Rocky Mountain Chocolate Factory, Inc. common stock to continue to trade under the ticker symbol ‘RMCF’ on the NASDAQ Global Market,” commented Franklin Crail, Chief Executive Officer of Rocky Mountain Chocolate Factory, Inc. “Our Board of Directors and management team believe that implementing the holding company structure will provide the Company with strategic, operational and financing flexibility, and incorporating the new Holding Company in Delaware should allow the Company to take advantage of the flexibility, predictability and responsiveness that Delaware corporate law provides.”

“We believe the proposed change in structure more accurately reflects the scope of our current operations and our future direction,” added Bryan Merryman, the Company’s Chief Operating Officer and Chief Financial Officer. “We are no longer solely in the business of franchising and operating retail chocolate stores and manufacturing premium chocolates and other confections. In recent years, we have become a company that extends beyond the original Rocky Mountain Chocolate Factory concept and brand. In particular, our acquisition of a majority interest in U-Swirl, Inc. (OTCQB: SWRL) in January 2013, along with subsequent acquisitions by U-Swirl, has positioned our Company as majority owner of the fourth largest franchisor of self-serve frozen yogurt cafés in the world. We expect the holding company structure to enable us to leverage our infrastructure, while allowing each brand to focus intently on delivering a great experience to its customers.”

If approved at the Annual Meeting, the Company expects that the Reorganization will become effective on or about March 1, 2015. At the Annual Meeting, the Company’s shareholders will also be asked to elect six directors and ratify the Company’s auditors.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchisor of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of November 10, 2014 the Company, its U-Swirl, Inc. subsidiary and franchisees operated 639 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores in 42 states, Canada, Japan, South Korea, The United Arab Emirates, The Kingdom of Saudi Arabia, Pakistan, and Turkey. The Company’s common stock is listed on The Nasdaq Global Market under the symbol “RMCF.” The common stock of U-Swirl, Inc. trades on the OTCQB market under the symbol “SWRL.”

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties, and the Company undertakes no obligation to update any forward-looking information. Risks and uncertainties that could cause cash flows to decrease or actual results to differ materially include, without limitation, seasonality, consumer interest in the Company’s products, general economic conditions, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company’s co-branding agreement with Cold Stone Creamery Brands, the success of international expansion efforts, including but not limited to new store openings, the success of U-Swirl, Inc. and other risks. Readers are referred to the Company’s periodic reports filed with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The information contained in this press release is a statement of the Company’s present intentions, beliefs or expectations and is based upon, among other things, the existing business environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions. The Company may change its intentions, beliefs or expectations at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. The cautionary statements contained or referred to in this press release should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.

Additional Information

The Company and the Holding Company have filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) that includes a preliminary proxy statement/prospectus and other relevant documents in connection with the proposed Delaware holding company reorganization. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ CAREFULLY THESE DOCUMENTS AND THE DEFINITIVE PROXY STATEMENT / PROSPECTUS, WHEN FILED AND MAILED, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED DELAWARE HOLDING COMPANY REORGANIZATION. Investors may obtain a free copy of the preliminary proxy statement/prospectus and other filings containing information about the Company, the Holding Company and the proposed Reorganization from the SEC at the SEC’s website at www.sec.gov. In addition, copies of the preliminary proxy statement/prospectus and other filings containing information about the Company, the Holding Company and the proposed reorganization can be obtained without charge by directing a request to Rocky Mountain Chocolate Factory, Inc., 265 Turner Drive, Durango, Colorado 81303, Attention: Tracy Wojcik (telephone 970-375-5678) or accessing them on the Company’s corporate website at www.rmcf.com.

The Company, its directors, executive officers, certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in favor of the proposed holding company reorganization. Additional information regarding the interests of potential participants in the proxy solicitation is included in the preliminary proxy statement/prospectus and will be included in the definitive proxy statement/prospectus and other relevant documents that the Company and the Holding Company have filed and intend to file with the SEC in connection with the Annual Meeting of Shareholders of the Company.

This press release is being made pursuant to and in compliance with the Securities Act of 1933, as amended, and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or jurisdiction in which an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offer of the securities will be made solely by means of a prospectus included in the registration statement and any prospectus supplement that may be issued in connection with such offering.

For Further Information, Contact Bryan J. Merryman COO/CFO (970) 375-5678